UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 14, 2016 (September 9, 2016)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 St. Mary’s Lane, Suite 275 Houston, Texas	77079
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Four Radnor Corporate Center, Suite 200, 100 Matsonford Road, Radnor, Pennsylvania 19087

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously disclosed, Penn Virginia Corporation (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”). Prior to commencing the Chapter 11 Cases, the Debtors entered into a Restructuring Support Agreement, dated as of May 9, 2016 (together with all exhibits and schedules thereto, the “Restructuring Support Agreement”), by and among (i) the Debtors, (ii) lenders holding approximately 100% of the principal amount of the approximately $112.6 million in loans outstanding under the Debtors’ senior secured reserve-based revolving credit facility (the “RBL Facility”), and (iii) holders of approximately 86% of the principal amount of the Debtors’ $1,075 million in outstanding senior unsecured notes.

On June 24, 2016, the Debtors filed the First Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates (Docket No. 350) (the “First Amended Plan”) and the Disclosure Statement for the First Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates and Amended Exhibits Thereto (the “Disclosure Statement”). On June 28, 2016, the Bankruptcy Court entered an order approving the Disclosure Statement and certain related rights offering procedures and solicitation procedures. On August 3, 2016, the Debtors filed the Second Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates (Docket No. 501), to which certain technical modifications were made and filed on August 10, 2016 (as so modified, the “Plan”). On August 11, 2016, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan.

On September 12, 2016 (the “Effective Date”), the Debtors consummated their reorganization under the Bankruptcy Code and the Plan became effective. Capitalized terms used but not defined in this Current Report on Form 8-K have the meanings set forth in the Plan.

Copies of the Plan and the Confirmation Order were filed as Exhibits 2.1 and 2.2, respectively, to the Company’s Current Report on Form 8-K filed on August 17, 2016 and are incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facilities

On the Effective Date, pursuant to the terms of the Plan, Penn Virginia Holding Corp. (the “Borrower”) and the Company entered into a Credit Agreement (the “Credit Agreement”) with the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and issuing lender, providing for a new reserve-based revolving credit facility with up to $200 million in borrowing commitments. The initial borrowing base under the Credit Agreement is $128 million. As of the Effective Date, approximately $75 million in borrowings are outstanding under the Credit Agreement.

The outstanding borrowings under the Credit Agreement bear interest at a rate equal to, at the option of the Borrower, either (a) a customary reference rate plus an applicable margin ranging from 2.00% to 3.00%, determined based on the average availability under the Credit Agreement or (b) a customary London interbank offered rate plus an applicable margin ranging from 3.00% to 4.00%, determined based on the average availability under the Credit Agreement. Interest on reference rate borrowings is payable quarterly in arrears and is computed on the basis of a year of 365/366 days, and interest on eurocurrency borrowings is payable every one, three or six months, at the election of the Borrower, and is computed on the basis of a 360-day year. The Borrower has the right to prepay loans under the Credit Agreement at any time without a prepayment penalty, other than customary “breakage” costs with respect to eurocurrency loans.

The obligations under the Credit Agreement are guaranteed by the Company and its subsidiaries. On the Effective Date, the Borrower, the Company and the subsidiaries of the Company providing guarantees under the Credit Agreement (collectively, the “Grantors”) entered into a Pledge and Security Agreement (the “Security Agreement”) in favor of Wells Fargo Bank, National Association, as administrative agent for the benefit of the secured parties, pursuant to which the obligations of the Grantors under the Credit Agreement were secured by liens on substantially all assets of the Grantors.

The Credit Agreement requires the Company to maintain (1) a minimum interest coverage ratio (adjusted EBITDAX to adjusted interest expense), measured as of the last day of each fiscal quarter, of 3.00 to 1.00, (2) a minimum current ratio (consolidated current assets of the Company to consolidated current liabilities), measured as of the last day of each fiscal quarter of 1.00 to 1.00, and (3) a maximum leverage ratio (consolidated indebtedness to adjusted EBITDAX), measured as of the last day of each fiscal quarter, initially of 4.00 to 1.00, decreasing on December 31, 2017 to 3.75 to 1.00 and on March 31, 2018 and thereafter to 3.50 to 1.00. The Credit Agreement also contains customary affirmative and negative covenants, including as to compliance with laws (including environmental laws, ERISA and anti-corruption laws), maintenance of required insurance, delivery of quarterly and annual financial statements, oil and gas engineering reports and budgets, maintenance and operation of property (including oil and gas properties), restrictions on the incurrence of liens and indebtedness, merger, consolidation or sale of assets and transactions with affiliates and other customary covenants.

The maturity date under the Credit Agreement is September 12, 2020. The Credit Agreement contains customary events of default and remedies for credit facilities of this nature. If the Company and the Borrower do not comply with the financial and other covenants in the Credit Agreement, the lenders may, subject to customary cure rights, require immediate payment of all amounts outstanding under the Credit Agreement.

The descriptions of the Credit Agreement and the Security Agreement are qualified in their entirety by reference to the full text of the Credit Agreement and the Security Agreement, which are filed herewith as Exhibits 10.1 and 10.2, respectively.

Registration Rights Agreement

In accordance with the Plan and the Backstop Commitment Agreement, dated as of May 10, 2016 (the “Backstop Commitment Agreement”), by and among the Company and the commitment parties thereto (the “Backstop Parties”), the Company has entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of September 12, 2016, with the other parties thereto (together with any additional parties identified on the signature pages of any joinder agreement pursuant thereto, the “Holders”) in connection with (a) all shares of common stock of the reorganized Company, par value $0.01 per share (the “New Common Stock”), issued to any Holder or to any affiliate or related fund of any Holder, either directly or pursuant to a joinder or assignment and any additional shares of New Common Stock acquired by any Holder, affiliate or related fund of any Holder in the open market or other purchases after the Effective Date and (b) any additional shares of New Common Stock paid, issued or distributed in respect of any such shares by way of a stock dividend, stock split or distribution, or in connection with a combination of shares, and any security into which such New Common Stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, consolidation, exchange, distribution or otherwise (the “Registrable Securities”).

Pursuant to the Registration Rights Agreement, among other things, the Company is required to file a registration statement for a shelf registration on Form S-1 (the “Initial Shelf Registration Statement”) covering the resale of the Registrable Securities of each Holder that, no later than 45 days after the Effective Date, requests inclusion of some or all of its Registrable Securities therein, provided that such requests constitute at least 15 percent of all Registrable Securities. The Company is required to file the Initial Shelf Registration Statement on or prior to the later of (i) the 60th day following the Effective Date and (ii) December 1, 2016.

If the Company becomes eligible to register the Registrable Securities for resale by the Holders on Form S-3, the Company is permitted to amend the Initial Shelf Registration Statement to a shelf registration statement on Form S-3 or to file a shelf registration statement on Form S-3 in substitution for the Initial Shelf Registration Statement as initially filed.

The Registration Rights Agreement provides that the Company shall use its reasonable best efforts to cause the Initial Shelf Registration Statement to be declared effective by the Securities and Exchange Commission (the “Commission”) as promptly as practicable, and shall use its reasonable best efforts to keep such Initial Shelf Registration Statement continuously effective, and not subject to any stop order, injunction or other similar order or requirement of the Commission, until the earlier of (i) the expiration of one year following Effective Date of the Initial Shelf Registration Statement (or three years if the Company is eligible to register the Registrable Securities for resale by the Holders on Form S-3 or is a Smaller Reporting Company eligible to incorporate by reference pursuant to Item 12(b) of Form S-1) (such date the “Initial Shelf Expiration Date”); and (ii) the date that all Registrable Securities covered by such Initial Shelf Registration Statement shall cease to be Registrable Securities. In the event of any stop order, injunction or other similar order or requirement of the Commission relating to the Initial Shelf Registration Statement, if any Registrable Securities covered by the Initial Shelf Registration Statement remain unsold, the period during which the Initial Shelf Registration Statement shall be required to remain effective will be extended by the number of days during which such stop order, injunction or similar order or requirement is in effect.

Pursuant to the Registration Rights Agreement, at any time following the earlier of eighteen months following the Effective Date and the approval for listing of the New Common Stock on the New York Stock Exchange or the NASDAQ Stock Market, upon the demand of one or more Holders with respect to at least 20 percent of the Registrable Securities owned by all Holders as of the Effective Date, the Company is required to facilitate a “takedown” of Registrable Securities in an underwritten offering. Such a takedown is not required if there has been an underwritten offering following a triggering event within the 180 days preceding such request or if there have been more than three underwritten offerings of Registrable Securities in the preceding twelve months.

In addition, pursuant to the Registration Rights Agreement, a Holder or Holders may request in writing that the Company effect the registration of all or part of such Holders’ Registrable Securities (a “Demand Registration”), unless, among other things, the Registrable Securities requested to be registered are already covered by an existing and effective registration statement and such registration statement may be utilized for the offering and sale of the Registrable Securities requested to be registered, and subject to certain minimum requirements. Holders are entitled to up to five Demand Registrations in the aggregate.

After the Initial Shelf Expiration Date and for as long as Registrable Securities remain outstanding (and have not been disposed of pursuant to an effective registration statement or pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), the Company is required to use its reasonable best efforts to be eligible or maintain its eligibility to register Registrable Securities on Form S-3.

The Company will be responsible for all fees and expenses incident to its performance of, or compliance with, its obligations under the Registration Rights Agreement, excluding any underwriting discounts, fees or selling commissions or broker or similar commissions or fees or transfer taxes of any Holder. The Company will also pay the reasonable fees and disbursements of counsel to the Holders.

The Company will indemnify each of the Holders against certain liabilities under the Securities Act in connection with any registration of the Holders’ Registrable Securities.

The obligations of the Company and any Holder under the Registration Rights Agreement, except for indemnification and certain other provisions, will terminate with respect to the Company and such Holder on the date such Holder no longer beneficially owns any Registrable Securities.

This description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is incorporated by reference herein. A copy of the Registration Rights Agreement is filed herewith as Exhibit 10.3.

Shareholders Agreement

Pursuant to the Plan, upon the Effective Date, the Company entered into a shareholders agreement (the “Shareholders Agreement”) with the holders of the New Common Stock providing for certain shareholders’ rights, including minority shareholder protections (including amendment provisions relating to such minority shareholder protections). Among other things, the Shareholders Agreement provides for:

•	Restrictions on Authority of the Board. Subject to specified exceptions, the Shareholders Agreement provides that the Company may not, and may not permit its subsidiaries to, take certain actions without approval of the holders of a majority of the Company’s outstanding common stock, including, without limitation, a merger, consolidation, reorganization, sale of all or substantially all assets or liquidation, an increase in the number of authorized shares of the New Common Stock, an amendment of the organizational documents of a material subsidiary of the Company (other than certain administrative amendments, amendments required by applicable law or immaterial amendments or modifications deemed necessary or appropriate by the New Board that does not adversely affect the rights or obligations of any party thereto) or entry into a material new line of business substantially unrelated to the line of business currently conducted by the Company or any of its subsidiaries as of the date of the Shareholders Agreement.

•	Information Rights. The Shareholders Agreement provides the shareholders with certain information rights with respect to the Company.

•	Preemptive Rights. The Shareholders Agreement provides preemptive rights to shareholders holding at least 0.5% of the outstanding New Common Stock, exercisable under certain circumstances upon the issuance of new capital stock or convertible securities, options or warrants to purchase new capital stock.

•	Drag-Along and Tag-Along Rights. The shareholders party to the Shareholders Agreement acknowledge therein that they are subject to the drag-along and tag-along provisions set forth in the Company’s Second Amended and Restated Articles of Incorporation, as further described below.

The description of the Shareholders Agreement is qualified in its entirety by reference to the full text of the Shareholders Agreement, which is incorporated by reference herein. A copy of the Shareholders Agreement is filed herewith as Exhibit 10.4.

Item 1.02	Termination of a Material Definitive Agreement.

DIP Facility

On the Effective Date, pursuant to the Plan, certain fees outstanding under the DIP Facility were paid in full and the DIP Facility was terminated. The description of the DIP Facility included in the Company’s Current Report on Form 8-K filed on August 17, 2016 is incorporated herein by reference.

RBL Facility

On the Effective Date, pursuant to the Plan, all amounts outstanding under the RBL Facility were paid in full and the RBL Facility was terminated.

Indenture

Pursuant to the Plan, on the Effective Date, the Indenture, dated as of June 15, 2009, among the Company, the guarantors party thereto and Wilmington Savings Fund Society, FSB, as trustee, as amended, restated, modified, supplemented or replaced prior to the commencement of the Chapter 11 Cases, providing for the issuance of the Company’s 7.250% Senior Notes due 2019 and 8.500% Senior Notes due 2020 (collectively, the “Notes”), was terminated. Holders of the Notes received distributions of New Common Stock under the Plan.

Equity Securities and Related Instruments

Pursuant to the Plan, on the Effective Date, the outstanding shares of the Company’s common stock and preferred stock were cancelled. Holders of such prepetition equity securities received no distributions under the Plan in respect thereof.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under the heading “Issuance of New Common Stock to Holders of Notes and General Unsecured Claims” in Item 8.01 is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

As provided in the Plan, all notes, stock, agreements, instruments, certificates, and other documents evidencing any Claim against or Interest in the Debtors were cancelled on the Effective Date and the obligations of the Debtors thereunder or in any way related thereto were fully released. The securities to be cancelled on the Effective Date include all of the Company’s common and preferred stock as well as the Notes. For further information, see Items 1.01, 1.02, 3.02, 5.01 and 8.01 of this report on Form 8-K, which is incorporated herein by reference.

Item 5.01	Change in Control of Registrant.

As previously disclosed, on the Effective Date, all previously issued and outstanding shares of the Company’s common stock and preferred stock were cancelled, and the Company issued shares of New Common Stock to certain of its creditors pursuant to the Plan. For further information, see Items 1.01, 1.02, 3.02, 3.03 and 8.01 of this report on Form 8-K, which is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

Pursuant to the Plan, as of the Effective Date, the following directors ceased to serve on the Company’s board of directors: Edward B. Cloues, Marsha R. Perelman, Gary K. Wright, John U. Clarke, Steven W. Krablin and H. Baird Whitehead.

Pursuant to the Plan, the Company’s new board of directors, consisting of the following persons, was appointed as of the Effective Date:

•	Mr. Darin G. Holderness, CPA, was the Senior Vice President, Chief Financial Officer and Treasurer of Concho Resources until May 2016. Mr. Holderness has over 20 years of experience in the energy sector, including nine years with KPMG LLP where his practice was focused in the energy industry, and over 17 years in the industry in ever increasing roles of responsibility, including serving as Vice President and Controller of Pure Resources, Vice President and Chief Financial Officer of Basic Energy Services, Vice President and Chief Accounting Officer of Pioneer Natural Resources, and most recently as Senior Vice President and Chief Financial Officer of Eagle Rock Energy Partners. Mr. Holderness is a 1986 graduate of Boise State University with a Bachelor of Business Administration in Accounting and is a Certified Public Accountant.

•	Mr. Marc McCarthy is a Senior Managing Director at Wexford Capital LP, an energy focused asset management firm, having joined them in 2008. Mr. McCarthy currently serves as Chairman of the Board of Directors of Mammoth Energy Services and previously served as a director of Coronado Midstream, LLC and as Chairman of the Board of Directors of Energy Partners Corp. from 2009 to 2014. Previously, Mr. McCarthy worked in the Global Equity Research Department of Bear Stearns & Co., Inc. and was responsible for coverage of the international oil and gas sector. Mr. McCarthy joined Bear Stearns & Co. in 1997 and held various positions of increasing responsibility until his departure in June 2008, at which time he was a Senior Managing Director. Mr. McCarthy is a Chartered Financial Analyst and received a B.A. in Economics from Tufts University.

•	Mr. Harry Quarls currently serves as a Managing Director at Global Infrastructure Partners, a $33 billion infrastructure fund. He also serves as a Director for Woodbine Holdings LLC, Fairway Resources LLC and Opal Resources LLC. He is Chairman of the Board for Woodbine Holdings. Mr. Quarls previously served as Chairman of the Board of Directors of Trident Resources Corp., and he also served as a Managing Director and Practice Leader for Global Energy at Booz & Co., a leading international management consulting firm, and as a member of Booz’s Board of Directors. Mr. Quarls earned an M.B.A. degree from Stanford University and also holds ScM. and B.S. degrees, both in chemical engineering, from M.I.T. and Tulane University, respectively.

Each of Mr. Holderness, Mr. McCarthy and Mr. Quarls was appointed to serve on the Compensation and Benefits Committee, Audit Committee and Nominating and Governance Committee of the Company. Mr. Quarls was appointed Chairman of the New Board. Mr. Holderness was appointed Chairman of the Audit Committee.

Departure and Appointment of Certain Officers

Pursuant to the Plan, as of the Effective Date, Edward B. Cloues ceased to serve as interim Chief Executive Officer of the Company and Joan Sonnen ceased to serve as Vice President, Chief Accounting Officer and Controller of the Company.

As of the Effective Date, Mr. John A. Brooks continues to serve as Executive Vice President and Chief Operating Officer of the Company, positions he has held since January 2014, and he was appointed interim Principal Executive Officer of the Company. He also served as Executive Vice President, Operations of the Company from February 2013 to January 2014, as Senior Vice President of the Company from February 2012 to February 2013, as Vice President of the Company from May 2008 to February 2012, as Vice President and Regional Manager of Penn Virginia Oil & Gas Corporation from October 2007 to February 2012, as Operations Manager of Penn Virginia Oil & Gas Corporation from January 2005 to October 2007 and as Drilling Manager of Penn Virginia Oil & Gas Corporation from February 2002 to January 2005. The terms of Mr. Brooks’ employment agreement with the Company, dated May 9, 2016 (the “Brooks Employment Agreement”), remain the same. The Brooks Employment Agreement is filed herewith as Exhibit 10.6 and is incorporated herein by reference.

As of the Effective Date, Tammy Hinkle was appointed Vice President and Controller of the Company. Ms. Hinkle served as the Director of Oil and Gas Accounting for the Company since June 2013. Ms. Hinkle has over 35 years of experience in the oil and gas industry, most recently serving as Controller of Gulf Coast Energy Resources and Manager of Operations Accounting of Rosetta Resources, after 27 years with The Houston Exploration Company and its predecessor and successor companies. Ms. Hinkle graduated from West Virginia Wesleyan College with a B.S. in Accounting and a minor in Economics and is a Certified Public Accountant.

Certain Relationships and Related Party Transactions

The transactions described under the headings “Registration Rights Agreement” and “Shareholders Agreement” in Item 1.01 may be deemed to be related party transactions. As such, the disclosure contained under those headings is incorporated by reference into this Item 5.02. Mr. McCarthy is affiliated with investment funds that are party to the Registration Rights Agreement and the Shareholders Agreement.

Cancellation of Outstanding Performance-Based Restricted Stock Unit and Restricted Stock Unit Awards and Supplemental Employee Retirement Program Entitlements

Pursuant to his employment agreement with the Company, dated May 9, 2016, effective upon Emergence and in consideration of his receipt of the Company’s customary release of all claims against him and his successors and assigns, Mr. Steven A. Hartman’s outstanding performance-based restricted stock unit and restricted stock unit awards were cancelled as of the Petition Date (as defined in the Plan), without payment of any consideration therefor.

Pursuant to the Brooks Employment Agreement, effective upon Emergence and in consideration of his receipt of the Company’s customary release of all claims against him and his successors and assigns, Mr. John A. Brooks’ outstanding performance-based restricted stock unit and restricted stock unit awards and outstanding supplemental employee retirement program (“SERP”) entitlements were cancelled as of the Petition Date, without payment of any consideration therefor.

Pursuant to her employment agreement with the Company, dated May 9, 2016, effective upon Emergence and in consideration of her receipt of the Company’s customary release of all claims against her and her successors and assigns, Ms. Nancy M. Snyder’s outstanding performance-based restricted stock unit and restricted stock unit awards and outstanding SERP entitlements were cancelled as of the Petition Date, without payment of any consideration therefor.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Second Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws

On September 9, 2016, pursuant to the Plan, the Company adopted the Second Amended and Restated Articles of Incorporation. Among other things, pursuant to the Second Amended and Restated Articles of Incorporation, (i) the Company is authorized to issue 50,000,000 shares of capital stock, consisting of 45,000,000 shares of New Common Stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, (ii) stockholders are entitled to certain drag-along and tag-along rights prior to the listing of the New Common Stock on a national securities exchange in the United States, (iii) the initial board of directors shall be comprised of at least one member, and (iv) the Company renounces any interest or expectancy in or in being offered an opportunity to participate in certain corporate opportunities about which an individual, who is a director of the Company and is otherwise an employee, officer or director of a shareholder, acquires knowledge.

Also, on September 9, 2016, pursuant to the Plan, the Company adopted the Second Amended and Restated Bylaws, which, among other things, provides (i) that the entire board of directors may not exceed 15 directors and (ii) from and after the earlier to occur of (x) the listing of the New Common Stock on a national securities exchange or (y) the date of the consummation of the first public offering and sale of the New Common Stock (other than on Forms S-4 or S-8 or their equivalent), certain advance notice requirements apply to director nominations and business brought before an annual or special meeting of the shareholders.

Copies of the Second Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively and are incorporated herein by reference.

Item 8.01 Other Events.

Issuance of New Common Stock to Holders of Notes and General Unsecured Claims

On the Effective Date, pursuant to the Plan:

•	6,069,074 shares of New Common Stock were issued pro rata to certain holders of claims arising under the Notes and certain holders of general unsecured claims;
•	472,902 shares of New Common Stock were issued to commitment parties under the Backstop Commitment Agreement; and
•	7,633,588 shares of New Common Stock were issued to participants in the rights offering extended by the Company to certain holders of claims arising under the Notes and certain holders of general unsecured claims (the “Rights Offering”) and to the Backstop Commitment Parties pursuant to the Backstop Commitment Agreement.

Pursuant to the Plan, the shares of New Common Stock issued pro rata to holders of certain claims arising under the Notes and certain holders of general unsecured claims were issued under the exemption from the registration requirements of the Securities Act provided by Section 1145 of the Bankruptcy Code. The shares of New Common Stock issued to participants in the Rights Offering and to the Backstop Commitment Parties were issued under the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof.

Post Confirmation Shares of New Common Stock Outstanding and Reserved for Issuance

As of the Effective Date, there were 14,175,596 shares of New Common Stock issued and outstanding, 692,500 shares of New Common Stock are reserved for issuance under the Management Incentive Plan and 816,422 shares of New Common Stock are treasury reserved for disputed general unsecured claims and non-Accredited Investor Noteholders. To the extent the reserved shares of New Common Stock are not distributed to the current disputed general unsecured claims or to non-Accredited Investor Noteholders, the reserved shares of New Common Stock will be periodically distributed pro rata to holders of claims arising under the Notes and certain holders of general unsecured claims.

Press Release

On September 12, 2016, the Company issued a press release announcing the effectiveness of the Plan and certain of the other topics described in this Form 8-K. The press release is attached hereto as Exhibit 99.1 and is incorporated into this report by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1	Second Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates (Technical Modifications) filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on August 10, 2016 with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 17, 2016).

2.2	Disclosure Statement for the First Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates and Amended Exhibits Thereto filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on June 28, 2016 with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 17, 2016).

3.1*	Second Amended and Restated Articles of Incorporation of Penn Virginia Corporation.

3.2*	Second Amended and Restated Bylaws of Penn Virginia Corporation.

10.1*	Credit Agreement, dated as of September 12, 2016, by and among Penn Virginia Holding Corp., Penn Virginia Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and issuing lender.

10.2*	Pledge and Security Agreement, dated as of September 12, 2016, by Penn Virginia Holding Corp., Penn Virginia Corporation and the other grantors party thereto in favor of Wells Fargo Bank, National Association, as administrative agent for the benefit of the secured parties thereunder.

10.3*	Registration Rights Agreement, dated as of September 12, 2016, between Penn Virginia Corporation and the holders party thereto.

10.4*	Shareholders Agreement, dated as of September 12, 2016, between Penn Virginia Corporation and the shareholders party thereto.

10.5	Hartman Employment Agreement, dated May 9, 2016 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on May 13, 2016).

10.6	Brooks Employment Agreement, dated May 9, 2016 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on May 13, 2016).

10.7	Snyder Employment Agreement, dated May 9, 2016 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on May 13, 2016).

99.1*	Press release of Penn Virginia Corporation dated September 12, 2016.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penn Virginia Corporation (Registrant)

By:	/s/ Nancy M. Snyder
Name: Nancy M. Snyder
Title: Executive Vice President,
Chief Administrative Officer, General Counsel and
Corporate Secretary

Date: September 14, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Second Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates (Technical Modifications) filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on August 10, 2016 with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 17, 2016).

2.2	Disclosure Statement for the First Amended Joint Chapter 11 Plan of Reorganization of Penn Virginia Corporation and Its Debtor Affiliates and Amended Exhibits Thereto filed pursuant to Chapter 11 of the United States Bankruptcy Code filed on June 28, 2016 with the United States Bankruptcy Court for the Eastern District of Virginia, Richmond Division (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 17, 2016).

3.1*	Second Amended and Restated Articles of Incorporation of Penn Virginia Corporation.

3.2*	Second Amended and Restated Bylaws of Penn Virginia Corporation.

10.1*	Credit Agreement, dated as of September 12, 2016, by and among Penn Virginia Holding Corp., Penn Virginia Corporation, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent and issuing lender.

10.2*	Pledge and Security Agreement, dated as of September 12, 2016, by Penn Virginia Holding Corp., Penn Virginia Corporation and the other grantors party thereto in favor of Wells Fargo Bank, National Association, as administrative agent for the benefit of the secured parties thereunder.

10.3*	Registration Rights Agreement, dated as of September 12, 2016, between Penn Virginia Corporation and the holders party thereto.

10.4*	Shareholders Agreement, dated as of September 12, 2016, between Penn Virginia Corporation and the shareholders party thereto.

10.5	Hartman Employment Agreement, dated May 9, 2016 (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on May 13, 2016).

10.6	Brooks Employment Agreement, dated May 9, 2016 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on May 13, 2016).

10.7	Snyder Employment Agreement, dated May 9, 2016 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on May 13, 2016).

99.1*	Press release of Penn Virginia Corporation dated September 12, 2016.

*	Filed herewith.